Execution Version

Exhibit 10.3

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***].

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AND

SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of January 23, 2009 (this “Amendment”), is by and among:

(a) RED BIRD RECEIVABLES, LLC, a Delaware limited liability company formerly known as Red Bird Receivables, Inc., a Delaware corporation (“Borrower”),

(b) INTERNATIONAL PAPER COMPANY, a New York corporation (“International Paper” and, together with Borrower, the “Loan Parties” and each, a “Loan Party”), as Servicer,

(c) GOTHAM FUNDING CORPORATION, a Delaware corporation as assignee of Victory Funding Corporation (together with its successors, “Gotham”), and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, in its capacity as a Liquidity Bank to Gotham (together with its successors, “BTMU” and, together with Gotham, the “Gotham Group”),

(d) PARK AVENUE RECEIVABLES COMPANY, LLC, a Delaware limited liability company (together with its successors, “PARCO”), and JPMORGAN CHASE BANK, N.A., in its capacity as a Liquidity Bank to PARCO (together with its successors, “JPMorgan” and, together with PARCO, the “PARCO Group”),

(e) STARBIRD FUNDING CORPORATION, a Delaware corporation (together with its successors, “Starbird”), and BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH, in its capacity as a Liquidity Bank to Starbird (together with its successors, “BNP Paribas” and, together with Starbird, the “Starbird Group”),

(f) CAFCO, LLC, a Delaware limited liability company (together with its successors, “CAFCO” and, together with Gotham, PARCO and Starbird, the “Conduits”), and CITIBANK, N.A., in its capacity as a Liquidity Bank to CAFCO (together with its successors, “Citibank” and, together with CAFCO, the “CAFCO Group”),

(g) THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, in its capacity as agent for the Gotham Group (together with its successors in such capacity, the “Gotham Agent” or a “Co-Agent”), JPMORGAN CHASE BANK, N.A., in its capacity as agent for the PARCO Group (together with its successors in such capacity, the “PARCO Agent” or a “Co-Agent”), BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH, in its capacity as agent for the Starbird Group (together with its successors in such capacity, the “Starbird Agent” or a “Co-Agent”), and

CITICORP NORTH AMERICA, INC. in its capacity as agent for the CAFCO Group (“CNAI” and, together with its successors in such capacity, the “CAFCO Agent” or a “Co-Agent”), and

(h) CITICORP NORTH AMERICA, INC., as administrative agent for the Gotham Group, the PARCO Group, the Starbird Group, the CAFCO Group and the Co-Agents (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent” and together with each of the Co-Agents, the “Agents”).

Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS

WHEREAS, the parties hereto are parties to that certain Second Amended and Restated Credit and Security Agreement, dated as of March 13, 2008 (as amended or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties desire to amend the Credit Agreement as hereinafter set forth; and

WHEREAS, the Agents are willing to agree to such amendments on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. Effective on the date hereof, upon satisfaction of each of the conditions precedent set forth in Section 3 below:

1.1. The definition in Exhibit I to the Credit Agreement of each of the terms specified below is hereby amended and restated in its entirety to read, respectively, as follows:

[***]

“Borrowing Base” means, on any date of determination, the [***] as of the last day of the period covered by the most recent Collateral Report, minus the [***] as of the last day of the period covered by the most recent Collateral Report, and minus Dilution that has occurred since the most recent Cut-Off Date to the extent that such Dilution exceed the [***].

“Change of Control” means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than 50% of the outstanding shares of voting stock of International Paper, (b) International Paper consolidates or merges with or into another Person, or (c) International Paper fails to own, directly or indirectly, 100% of the outstanding membership interests of Borrower.

“Commitment Termination Date” means the earliest of (a) January 22, 2010, (b) the Amortization Date, and (c) the date the Aggregate Commitment reduces to zero.

[***]

“Eligible Receivable” means, at any time, a Receivable:

(i) the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto; and (c) is not a government or a governmental subdivision or agency,

(ii) which is not a [***],

(iii) which was not a [***] on the date on which it was acquired by Borrower,

(iv) which by its terms is due and payable within 91 days of the original billing date therefor and has not had its payment terms extended more than once, or transferred to note receivables,

(v) which is an “account” or “chattel paper” (other than “electronic chattel paper”), each within the meaning of Article 9 of the UCC of all applicable jurisdictions,

(vi) which is denominated and payable only in United States dollars in the United States,

(vii) which arises under a Contract, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law),

(viii) which arises under a Contract which does not require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the Originator or any of its assignees under such Contract,

(ix) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the Originator,

(x) which is not a credit card receivable,

(xi) which was generated in the ordinary course of the Originator’s business,

(xii) which arises solely from the sale of goods or the provision of services to the related Obligor by the Originator, and not by any other Person (in whole or in part),

(xiii) which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the Originator or any of its Affiliates or any other Adverse Claim, and the Obligor thereon holds no right as against the Originator to cause the Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by the Originator or by a wholly-owned Subsidiary of the Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Administrative Agent, that such Receivables shall not be subject to such offset,

(xiv) as to which the Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

(xv) as to which each of the representations and warranties contained in Sections 6.1(i), (j), (l), (q)(ii), (r) or (s) is true and correct,

(xvi) all right, title and interest to and in which has been validly transferred to Borrower under and in accordance with the Receivables Sale and Contribution Agreement,

(xvii) which is not a Suspense Account, and

(xviii) the Obligor of which is not a Specified Obligor.

“GAAP” means generally accepted accounting principles as currently in effect in the United States of America.

“Indebtedness” means, as to any Person: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by an Adverse Claim on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

[***]

“LIBOR” means, for any Interest Period, the rate per annum equal to the sum of (i) (a) the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of the related Loan offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address “US0001M <Index> Q <Go>” effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, LIBOR for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher  1/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the Administrative Agent, at approximately 10:00 a.m. (New York time), two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Loan, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrative Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period, plus (ii) [***] basis points. LIBOR shall be rounded, if necessary, to the next higher  1/16 of 1%.

[***]

“Settlement Date” means (A) each Monthly Settlement Date, (B) the second Business Day after each Weekly Reporting Date, (C) the second Business Day after each Daily Reporting Date, and (D) the last day of the relevant Interest Period in respect of each Loan funded through a Liquidity Funding.

“Settlement Period” means (A) in respect of each Loan of a Conduit, the immediately preceding Calculation Period (or, during the Weekly Reporting Period, the calendar week then most recently ended (or, during the Weekly Reporting Period that is also a Daily Reporting Period, the immediately preceding Business Day)) and (B) in respect of each Loan funded through a Liquidity Funding, the entire Interest Period of such Loan (or, during the Weekly Reporting Period, the calendar week then most recently ended) (or, during the Weekly Reporting Period that is also a Daily Reporting Period, the immediately preceding Business Day)).

“Termination Date” has the meaning set forth in the Receivables Sale and Contribution Agreement.

1.2. The following new definitions are hereby inserted into Exhibit I to the Credit Agreement in their appropriate alphabetical order:

“Accounting Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit that is the subject of this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of any Liquidity Bank in its Group or the Co-Agent of its Group or any of their affiliates (any such Person, an “Affected Entity”) as the result of the existence of, or occurrence of any change in, accounting standards or the issuance of any pronouncement, interpretation or release, by any accounting body or any other body charged with the promulgation or administration of accounting standards, including, without limitation, the Financial Accounting Standards Board, the International Accounting Standards Board, the American Institute of Certified Public Accountants, the Federal Reserve Board of Governors and the Securities and Exchange Commission, and shall occur as of the date that such consolidation (i) shall have occurred with respect to the financial statements of any Affected Entity or (ii) shall have been required to have occurred, regardless of whether such financial statements were prepared as of such date.

“Affected Entity” has the meaning set forth in the definition “Accounting Based Consolidation Event”.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standard No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

“Collateral Report” means a Monthly Report, a Weekly Report or a Daily Report.

“Consolidated Net Worth” means, as at any time, the sum of the following for International Paper and its Consolidated Subsidiaries determined on a consolidated basis (without duplication) in accordance with GAAP: (a) the amount of capital stock; plus (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); minus (c) the cost of treasury shares; provided, however, the foregoing calculation shall not take into account any impairment of goodwill arising under FASB 142.

“Consolidated Subsidiary” means, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

“Daily Report” means a report, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.

“Daily Reporting Date” means each Business Day during the Daily Reporting Period (or if any such day is not a Business Day, the next succeeding Business Day thereafter).

“Daily Reporting Period” means the period beginning on the first Business Day after the current published rating by S&P or Moody’s of International Paper’s long-term senior unsecured non-credit-enhanced debt is less than BB from S&P or is less than Ba2 from Moody’s.

“Gotham Fee Letter” means that certain Gotham Fee Letter dated as of January 23, 2009 by and among International Paper, Borrower and the Gotham Agent, as the same may be amended, restated or otherwise modified from time to time

“Guarantee” means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock of any corporation, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including causing a bank to open a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning.

“Monthly Settlement Date” means the second Business Day after each Monthly Reporting Date.

“Pool Receivable” means any Receivable other than a Receivable owing from a Specified Obligor.

“Specified Obligor” means any of Smurfit-Stone Container Corporation, Dole Food Company, Inc. and National Envelope Corporation.

“Total Capital” means, at any date, Consolidated Net Worth plus Total Debt each determined as of such date.

“Total Debt” means, at any time, the aggregate outstanding principal amount of all Indebtedness of International Paper and its Consolidated Subsidiaries at such time determined on a consolidated basis (without duplication) in accordance with GAAP.

“Weekly Report” means a report, in substantially the form of Exhibit VIII hereto (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.

“Weekly Reporting Date” means Wednesday of each week during the Weekly Reporting Period (or if any such day is not a Business Day, the next succeeding Business Day thereafter).

“Weekly Reporting Period” means the period beginning on the first week after the current published rating by S&P or Moody’s of International Paper’s long-term senior unsecured non-credit-enhanced debt is less than BBB- from S&P or is less than Baa3 from Moody’s.

“Weyerhaeuser Receivables” means Receivables which are booked on Borrower’s accounting system P80 SAP.

1.3 The definition of “Victory Fee Letter” in Exhibit I to the Receivables Purchase Agreement is deleted in its entirety.

1.4 All references in the Credit Agreement to “Victory Funding Corporation” are hereby replaced with references to “Gotham Funding Corporation”. All references to “Victory”, whether alone or as part of another defined term are hereby replaces with references to “Gotham”.

1.5. [***]

1.6. Each reference to “Settlement Date” or “Settlement Dates” in Sections 1.3(a), 1.4(e), 2.2(a) and 3.2(d)(iii) of the Credit Agreement is hereby replaced with “Monthly Settlement Date” or “Monthly Settlement Dates”, respectively.

1.7. Section 3.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 3.1. [***]

1.8. Section 3.2(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c) In addition to, but without duplication of, the foregoing, on (i) each Settlement Date, (ii) on each Business Day from and after the occurrence of an Amortization Event and during the continuation thereof, and (iii) each other date on which any principal of or interest on any of the Loans becomes due (whether by acceleration or otherwise) and, in the case of principal, has not been reborrowed pursuant to Section 1.1, the Servicer shall turn over to each of the Co-Agents, for distribution to their respective Constituents, the Groups’ respective Percentages of a portion of the Collections equal to the aggregate amount of all other Obligations that are due and owing on such date; provided, however, that prior to the occurrence of an Amortization Event, the Servicer shall not be obligated to turn over Collections to pay Obligations other than principal on Settlement Dates that are not Monthly Settlement Dates. If the Collections and proceeds of new Loans are insufficient to make all payments required under clauses (a), (b) and (c) and to pay the Servicing Fee and, if applicable, all expenses due and owing to any replacement Servicer under Section 8.1(d) (all of the foregoing, collectively, the “Required Amounts”) and Borrower has made any Demand Advances, Borrower shall make demand upon International Paper for payment of the Demand Advances in an amount equal to the lesser of the Required Amounts or the aggregate outstanding principal balance of such Demand Advances (plus any accrued and unpaid interest thereon) and, upon receipt of any such amounts, Borrower shall pay them to each of the Co-Agents, ratably in accordance with their respective Groups’ Percentages, for distribution in accordance with this Section 3.2.

1.9. Section 3.2(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e) In addition to, but without duplication of, the foregoing, on (i) each Settlement Date and (ii) each other date on which any principal of or interest on any of the Loans becomes due (whether by acceleration or otherwise), the Servicer shall turn over to each of the Co-Agents, for distribution to the Lenders, a portion of the Collections equal to the aggregate amount of all Obligations that are due and owing on such date; provided, however, that prior to the occurrence of an Amortization Event, the Servicer shall not be obligated to turn over Collections to pay Obligations other than principal on Settlement Dates that are not Monthly Settlement Dates.

1.10. Section 8.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 8.5. Collateral Reports. The Servicer shall prepare and forward to the Co-Agents (i) on each Monthly Reporting Date, a Monthly Report and an electronic file of the data contained therein, (ii) on each Weekly Reporting Date while any Loans are outstanding, a Weekly Report and an electronic file of the data contained therein, (iii) on each Daily Reporting Date while any Loans are outstanding, a Daily Report and an electronic file of the data contained therein, and (iv) upon five (5) Business Day’s notice by Administrative Agent and in no event not more than once every six (6) months, a listing by Obligor (such Obligors to be limited to those with payables in excess of $250,000) of all Receivables together with an aging of such Receivables; provided, however, that if (a) an Amortization Event shall exist and be continuing or (b) [***], at such times as the Administrative Agent shall request, the Servicer agrees to prepare and forward to the Co-Agents a listing by Obligor of all Receivables together with an aging of such Receivables.

1.11. Section 9.1(a)(i) of the Credit Agreement is hereby amended by deleting the reference to “two (2) Business Days” contained therein and replaced with “one (1) Business Day”.

1.12 Section 9.1(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(f) Failure of International Paper or any of its Material Subsidiaries other than Borrower to pay Indebtedness in excess of $200,000,000 in aggregate principal amount (hereinafter, “Material Indebtedness”) when due; or the default by International Paper or any of its Material Subsidiaries other than Borrower in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, the effect of which is to cause, or permit the holder or holders of such Material Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of International Paper or any of its Material Subsidiaries other than Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

1.13. Section 9.1(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(n) (i) International Paper’s ratio of Total Debt to Total Capital shall exceed 0.60 to 1.00, or (ii) International Paper’s Consolidated Net Worth is less than nine billion dollars ($9,000,000,000).

1.14. Section 9.1(q) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(q) [***]

1.15 Section 10.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 10.2 Increased Cost and Reduced Return; Accounting Based Consolidation Event.

(a) If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a “Regulatory Change”): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Administrative Agent, Borrower shall pay to the Administrative Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

(b) If, after the date hereof, any Accounting Based Consolidation Event shall occur, then from and after written notification thereof from any Co-Agent to Administrative Agent, Borrower and Servicer, the Program Fee Rate (as defined in the applicable Fee Letter) shall be, instead of the Program Fee Rate a rate equal to (i) LIBOR for a one-month Interest Period on such day minus (ii) 75 basis points.

1.16. A new Section 14.13 is hereby added to the Credit Agreement which reads as follows:

Section 14.13 Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Conduit or Liquidity Bank may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Conduit or Liquidity Bank to a Federal Reserve Bank located in the United States of America, without notice to or consent of the Borrower, the Administrative Agent or any Co-Agent; provided that no such pledge or grant of a security interest shall release a Conduit or a Liquidity Bank from any of its obligations hereunder or substitute any such pledgee or grantee for such Conduit or Liquidity Bank as a party hereto.

1.17. [***]

1.18. [***]

2. Acknowledgement and Limited Waiver. Each of the Agents hereby (a) acknowledges that (i) each Monthly Report, each re-computation (if any) of the Borrowing Base and each other report or information with respect to the Collateral delivered under the Credit Agreement prior to the date hereof did not include the Weyerhaeuser Receivables, (ii) each Monthly Report, each re-computation (if any) of the Borrowing Base and each other report or information with respect to the Collateral delivered under the Credit Agreement after the date hereof based on information through February 28, 2009 will not include the Weyerhaeuser Receivables, and (iii) the financial statements dated as of September 30, 2008 previously delivered under the Credit Agreement did not include the Weyerhaeuser Receivables and (b) waives any breach of Section 6.1(g) of the Credit Agreement resulting from such omission of the Weyerhaeuser Receivables. The limited waiver set forth in this Section 2 of the Amendment is effective solely for the purposes set forth herein and shall not, except as expressly provided herein, be deemed to (i) be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Transaction Document, (ii) prejudice any right or rights that the Agents, Conduits or Liquidity Banks may have or may have in the future under or in connection with the Credit Agreement or any other Transaction Document or (iii) waive compliance with Section 6.1(g) of the Credit Agreement for any Monthly Report, re-computation of the Borrowing Base (if any) or any other report or information with respect to the Collateral delivered after February 28, 2009.

3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon (a) execution and delivery by each of the parties hereto of a counterpart of this Amendment, (b) execution and delivery by the relevant parties of an amendment and restatement of each of the Fee Letters (each individually, an “A&R Fee Letter”), and (c) receipt by the relevant parties of payment of the Amendment and Renewal Fee (as defined in each A&R Fee Letter).

4. Miscellaneous.

(a) CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(c) Ratification. Except as expressly amended hereby, the Credit Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

RED BIRD RECEIVABLES, LLC

By:	/s/ David E. Arick
	Name:	David E. Arick
	Title:	President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT]

INTERNATIONAL PAPER COMPANY, as Servicer

By:	/s/ Errol A. Harris
	Name:	Errol A. Harris
	Title:	Vice President & Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT]

GOTHAM FUNDING CORPORATION

By:	/s/ R. Douglas Donaldson
	Name:	R. Douglas Donaldson
	Title:	Treasurer

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Liquidity Bank

By:	/s/ Ravneet Mumick
	Name:	Ravneet Mumick
	Title:	Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Gotham Agent

By:	/s/ Aditya Reddy
	Name:	Aditya Reddy
	Title:	Vice President and Manager

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT]

PARK AVENUE RECEIVABLES COMPANY, LLC

BY: JPMORGAN CHASE BANK, N.A., ITS ATTORNEY-IN-FACT

By:	/s/ John M. Kuhns
	Name:	John M. Kuhns
	Title:	Executive Director

JPMORGAN CHASE BANK, N.A.,
as a Liquidity Bank and as PARCO Agent

By:	/s/ John M. Kuhns
	Name:	John M. Kuhns
	Title:	Executive Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT]

STARBIRD FUNDING CORPORATION

By:	/s/ Louise E. Colby
	Name:	Louise E. Colby
	Title:	Vice President

BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH, as a Liquidity Bank and as Starbird Agent

By:	/s/ Steve Parsons
	Name:	Steve Parsons
	Title:	Managing Director

By:	/s/ Philippe Mojon
	Name:	Philippe Mojon
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT]

CAFCO, LLC

BY: CITICORP NORTH AMERICA, INC., ITS ATTORNEY-IN-FACT

By:	/s/ Tom Sullivan
	Name:	Tom Sullivan
Title:

CITICORP NORTH AMERICA, INC.,
as CAFCO Agent and as Administrative Agent

By:	/s/ Tom Sullivan
	Name:	Tom Sullivan
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT]

CITIBANK, N.A.,
as a Liquidity Bank

By:	/s/ Tom Sullivan
	Name:	Tom Sullivan
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT]

ANNEX A

EXHIBIT VIII

[***]

See attached.

ANNEX B

EXHIBIT IX

[***]

See attached.